Exhibit 99.1

FOR IMMEDIATE RELEASE:

GWG Holdings, Inc. Announces Third Quarter Financial Results

Minneapolis, MN (November 10, 2015) – GWG Holdings, Inc. (NASDAQ: GWGH) (“GWG Holdings” or the “Company”), a specialty finance company and leader in the life insurance secondary market, today announced financial results for the three and nine months ending September 30, 2015.

Highlights - Three Months Ended September 30, 2015

●	GAAP Financial Information
o	Total revenue of $8.3 million, a 61% increase over the same period in 2014
o	Net loss attributable to common shareholders of $3.3 million, or $0.55 per share
o	Total liquidity position of $76 million (1)
●	Non-GAAP Financial Measures (2)
o	Adjusted Non-GAAP income of $4.4 million, or $0.74 per basic share
o	Non-GAAP net asset value of $79.3 million, or $13.36 per basic share
●	Financing & Capital Highlights
o	Raised $30 million via the sale of the Company’s high yield, non-correlated L Bond offering, a record quarter for the Company
o	The Company’s $100 million offering of Redeemable Preferred Stock became effective on October 30, 2015, representing a key strategy to further strengthen our balance sheet
●	Investing & Life Insurance Portfolio Highlights
o	Net portfolio growth was $73 million in face value of policy benefits for the quarter ended September 30, 2015
o	The total expected internal rate of return performance on the portfolio, considering historical returns realized and forward return projections, was 19.05% (3) at September 30, 2015
o	The number of life insurance policies purchased in our direct channels represented 30% of total purchases for the quarter compared to nil for the same period one year ago
o	Trailing 12-month insurance policy benefits received was 175%, nearly double the amount required to pay policy premiums over the same trailing 12-month period

(1)	Cash, cash equivalents and policy benefits receivable plus amounts available on our senior credit facility

(2)	See non-GAAP Financial Measures below
(3)	Calculated as the weighted average of (a) the internal rate of return attained on matured life insurance policy benefits to date and (b) the expected internal rate of return of the life insurance policies based upon our investment cost basis of the insurance policies and the expected cash flows from the life insurance portfolio

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“Since launching our common stock initial public offering in September 2014, our goal has been to put into place key initiatives that lead to an exciting growth phase for the Company in the development of the life insurance secondary market. These initiatives include building out an experienced leadership team, creating direct policy origination and processing capabilities, and continuing the development of our capital markets activities,” stated Jon Sabes, GWG Holdings Chief Executive Officer. He continued, “Like many things in life, these initiatives have proven more challenging than anticipated, taken longer than desired, and cost more than expected; however, that said, we see many reasons to be more excited and confident about our future growth prospects than ever before in the history of the Company.”

“As demonstrated by the key financial indicators for the quarter, we believe the Company’s business model is viable and sound. Our third quarter performance continues to show that GWG is operating properly to realize the long-term growth our investors expect, while at the same time hitting significant short-term targets,” said William Acheson, GWG Holdings Chief Financial Officer. “Our capital raise with the L Bond is gaining momentum – we raised a record amount this past quarter – and we’re building equity with the recent launch of a $100,000,000 Redeemable Preferred Stock offering. At the same time, the diversification of our policy sourcing resulted in a strong quarter and continues a trend of upward and sustainable growth.”

“Industry developments over the past quarter – including increased investor capital as well as state legislative initiatives that inform seniors about the secondary market for life insurance – all point to the growth and confidence of this market,” said Michael Freedman, GWG Holdings President. “GWG is reframing this market by highlighting the availability of post-retirement financial solutions for financial professionals and seniors.” Freedman also noted that GWG has expanded its reach by obtaining new licenses in Colorado, Utah, and West Virginia, and now holds licenses in 35 states.

Revenue & Expense

Gross revenue for the quarter ended September 30, 2015 was $8.3 million representing an increase of 61% versus the same period in 2014, a result driven primarily by the unrealized gain associated with new life insurance policy purchases and a decline in the discount rate used to value the Company’s portfolio of life insurance.

Total expenses for the quarter ending September 30, 2015 were $14.0 million versus $10.4 million for the same period one year ago. The increase was driven by increased interest expense on higher outstanding debt balances, increased sales and marketing expenses attributable to engaging and managing a rapidly growing base of financial professionals approved to sell the Company’s financial products, and continued investment in the Company’s human capital and technology infrastructure necessary to accommodate the Company’s growth.

Net Income (Loss)

Total net loss attributable to common shareholders was $3.3 million, or $0.55 per basic and fully diluted share, for the three months ended September 30, 2015, compared to a net loss of $1.6 million, or $0.27 per basic and fully diluted share, for the same period in 2014. The weighted-average basic and fully diluted shares outstanding for the quarter ending September 30, 2015 was 5.9 million.

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Life Insurance Portfolio Highlights

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$878,882,000
Average face value per policy	$2,562,000
Average face value per insured life	$2,808,000
Average age of insured (yrs.) *	82.6
Average life expectancy estimate (yrs.) *	6.60
Total number of policies	343
Number of unique lives	313
Demographics	70% Males; 30% Females
Number of smokers	7
Largest policy as % of total portfolio	1.14%
Average policy as % of total portfolio	0.29%
Average Annual Premium as % of face value	3.41%

* Averages presented in the table are weighted averages.

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	$66,395,000	3.00	7.56%
85	89	229,163,000	4.91	26.07%
80	84	314,401,000	6.71	35.77%
75	79	189,843,000	8.37	21.60%
70	74	58,057,000	9.85	6.61%
66	69	21,023,000	9.86	2.39%
Total		$878,882,000	6.60	100.00%

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Distribution
90	94	27	3.00	7.56%
85	89	99	4.91	26.07%
80	84	113	6.71	35.77%
75	79	63	8.37	21.60%
70	74	29	9.85	6.61%
66	69	12	9.86	2.39%
Total		343	6.60	100.00%

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Life Insurance Portfolio Cash Flow vs Premium Payments

September 30, 2015

Quarter End Date	Portfolio Face Amount	12-Month Trailing Benefits Collected	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/ Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.06%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.47%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.46%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.28%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.90%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.11%
September 30, 2013	705,069,000	18,450,000	20,279,000	90.98%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.38%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.46%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.88%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.60%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.58%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.23%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.55%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.72%

For the dates set above, the table illustrates the total face value of policy benefits owned, the trailing 12 months of life insurance policy benefits recognized and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits recognized to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

About GWG Holdings, Inc.

GWG Holdings, Inc. (NASDAQ: GWGH) is a specialty finance company and leader in the life insurance secondary market. GWG Holdings, Inc. (GWG) through its subsidiaries offers financial services to life insurance policyholders in the secondary marketplace. Securities being offered by GWG are on a best efforts basis on behalf of GWG Holdings, Inc., by Emerson Equity, LLC, Member FINRA/SIPC, managing broker dealer for the issuer. GWG and Emerson Equity are not affiliated entities.

For more information about GWG, email info@gwglife.com or visit www.gwglife.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make.

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Management’s expectations contained in our forward-looking statements may be influenced by, among other things, the following factors: changes in the secondary market for life insurance; our limited operating history; the valuation of assets reflected on our financial statements; the reliability of assumptions underlying our actuarial models, including our life expectancy estimates; our reliance on debt financing; risks relating to the validity and enforceability of the life insurance policies we purchase; our reliance on information provided and obtained by third parties; federal, state and FINRA regulatory matters; competition in the secondary market of life insurance; the relative illiquidity of life insurance policies; our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies; life insurance company credit exposure; general economic outlook, including prevailing interest rates; performance of our investments in life insurance policies; financing requirements; litigation risks; restrictive covenants contained in borrowing agreements; the impact of cost-of-insurance premium increases on our financial condition and operating results; and our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

More information about potential factors that could affect our business and financial results is contained in our filings with the SEC, specifically including our registration statements on Form S-1 and any amendments and post-effective amendments thereto. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the SEC. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Contact:

Rubenstein Public Relations, Inc.

Stefan Prelog

Senior Vice President

Tel: (212) 843-8076

Email: sprelog@rubenstein.com

GWG Holdings, Inc.

Rose Reifsnyder

Director of Communications and Media Relations

Tel: (612) 840-7204

Email: rreifsnyder@gwglife.com

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015 (unaudited)	December 31, 2014
A S S E T S
Cash and cash equivalents	$28,452,673	$30,662,704
Restricted cash	7,271,560	4,296,053
Policy benefits receivable	357,014	1,750,000
Investment in life settlements, at fair value	329,562,250	282,883,010
Other assets	5,882,723	3,478,762
TOTAL ASSETS	$371,526,220	$323,070,529

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Revolving credit facility	$65,011,048	$72,161,048
Series I Secured notes	23,566,913	27,616,578
L Bonds	243,126,585	182,782,884
Interest payable	11,377,385	11,128,519
Accounts payable and accrued expenses	3,063,995	1,718,009
Deferred taxes, net	4,608,650	5,273,555
TOTAL LIABILITIES	350,754,576	300,680,593

STOCKHOLDERS’ EQUITY
CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,756,549 and 2,738,966; liquidation preference of $20,674,000 and $20,542,000, respectively)	20,623,541	20,527,866
COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding is 5,941,790 and 5,870,193 on September 30, 2015 and December 31, 2014, respectively)	5,942	5,870
Additional paid-in capital	17,163,249	16,257,686
Accumulated deficit	(17,021,088)	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY	20,771,644	22,389,936

TOTAL LIABILITIES & EQUITY	$371,526,220	$323,070,529

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GWG HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
REVENUE
Gain on life settlements, net	$8,189,261	$5,118,423	$33,446,556	$16,119,517
Interest and other income	93,841	10,229	233,516	23,975
TOTAL REVENUE	8,283,102	5,128,652	33,680,072	16,143,492

EXPENSES
Employee compensation and benefits	2,308,246	1,376,710	6,180,886	3,524,274
Legal and professional fees	822,077	760,130	1,988,261	1,627,769
Interest expense	8,650,149	6,796,736	23,149,030	19,731,327
Other expenses	2,231,341	1,453,367	5,646,402	3,277,850
TOTAL EXPENSES	14,011,813	10,386,943	36,964,579	28,161,220

INCOME (LOSS) BEFORE INCOME TAXES	(5,728,711)	(5,258,291)	(3,284,507)	(12,017,728)
INCOME TAX EXPENSE (BENEFIT)	(2,097,633)	(1,858,100)	(664,905)	(4,129,670)

NET INCOME (LOSS)	$(3,631,078)	$(3,400,191)	$(2,619,602)	$(7,888,058)

(Income) loss attributable to preferred shareholders	343,644	(117,674)	1,041,648	(344,658)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,287,434)	$(3,517,865)	$(1,577,954)	$(8,232,716)
NET INCOME (LOSS) PER SHARE
Basic	$(0.55)	$(0.76)	$(0.27)	$(1.80)
Diluted	$(0.55)	$(0.76)	$(0.27)	$(1.80)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,937,320	4,633,097	5,894,956	4,579,920
Diluted	5,937,320	4,633,097	5,894,956	4,579,920

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Non-GAAP Financial Measures

GWG uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP standards during a period of significant growth in the Company’s business, in which period the Company is building a large and actuarially diverse portfolio of life insurance, results in current period operating performance that may not be reflective of the Company’s long-term earnings potential. Management believes that the Company’s non-GAAP financial measures permit investors to better focus on this long-term earnings performance without regard to the volatility in GAAP financial results that can occur during this phase of growth.

Non-GAAP financial measures disclosed by GWG are provided as additional information to investors in order to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP net income	$(3,631,000)	$(3,400,000)	$(2,620,000)	$(7,888,000)
Unrealized fair value gain (1)	(14,517,000)	(8,762,000)	(26,651,000)	(30,973,000)
Adjusted cost basis increase (2)	13,345,000	10,982,000	37,988,000	33,156,000
Accrual of unrealized actuarial gain (3)	9,201,000	8,082,000	21,417,000	23,209,000
Total adjusted non-GAAP income (4)	$4,398,000	$6,902,000	$30,134,000	$17,504,000

Per Share (Basic)	$0.74	$1.49	$5.11	$3.82

Weighted Average Shares Outstanding	5,937,320	4,633,097	5,894,956	4,579,920

(1)	Reversal of unrealized fair value gain of life insurance policies for current period.
(2)	Adjusted cost basis is increased to include those acquisition and servicing expenses which are not capitalized under GAAP.
(3)	Accrual of actuarial gain at expected internal rate of return based on investment cost basis for the period.
(4)	We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

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Non-GAAP Net Asset Value. The non-GAAP net asset value attempts to measure the economic value of the Company’s common equity by netting interest-bearing debt and the redemption/liquidation value of the Company’s outstanding Series A preferred stock against the value of the Company’s portfolio of life insurance (discounted at our weighted-average cost of capital (1)) and cash and cash equivalents at the end of the measurement period. Management believes this is a useful way to view the common equity value attributable to the current yield spread in the Company’s portfolio of life insurance.

	As of September 30,	As of December 31,
	2015	2014
Life insurance portfolio policy benefits	$878,882,000	$779,099,000
Discount rate of future cash flows	6.96%	7.24%
Net present value of life insurance policy benefits	$402,811,000	$347,786,000
Cash and cash equivalents	$35,724,000	$34,959,000
Interest bearing debt	$(336,482,000)	$(286,585,000)
Preferred stock redemption value	$(22,742,000)	$(22,596,000)
Net asset value	$79,311,000	$73,564,000
Per share	$13.35	$12.53
Shares outstanding (basic)	5,941,790	5,870,193

(1)	The weighted average cost of capital discount rate used in this calculation is separate and distinct from the discount rate used to determine the GAAP fair value of the portfolio of life insurance policies as described in our most recent form 10-K.

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